                                                                      EXHIBIT 17

PROXY                                                                      PROXY


                   THE LATIN AMERICA DOLLAR INCOME FUND, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                Annual Meeting of Stockholders - October 28, 1997


The undersigned hereby appoints Lynn S. Birdsong and Edmond D. Villani, each with the power of substitution, as proxies for the undersigned, to vote all shares of The Latin America Dollar Income Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on Tuesday, October 28, 1997 at 12:45 p.m., eastern time, and at any adjournments thereof.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" EACH NUMBERED ITEM LISTED ON THE REVERSE SIDE.

PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?       DID YOU HAVE ANY COMMENTS?

-----------------------------   -----------------------------------------------
-----------------------------   -----------------------------------------------
-----------------------------   -----------------------------------------------



Please be sure to sign and date this proxy    Date____________________________


Stockholder sign here____________________Joint-Owner sign here_________________

/  /    PLEASE MARK VOTES
        AS IN THIS EXAMPLE


                                                                                  For            Against          Abstain

1.    (a) The approval of the issuance of shares of common stock, par value $.01  / /             /  /             /  /
      per share, in connection with the Agreement and Plan of Reorganization between Scudder World Income Opportunities Fund, Inc. ("SWIOF") and The
      Latin America Dollar Income Fund, Inc. ("LADIF") whereby LADIF would acquire substantially all of the assets, and assume substantially all of the liabilities, of SWIOF in exchange for the newly issued shares of
      LADIF's common stock (the "Reorganization"), (b) in connection with the
      Reorganization, the approval of a modification of LADIF's fundamental policy concerning industry concentration and (c) in connection with the
      Reorganization, the approval of the change of LADIF's name to "Scudder
      Global or High Income Fund, Inc.


                                                                                  For            Against          Abstain
                                                                                  / /             /  /              /  /
2.    The approval of the new investment management agreement between LADIF and
      Scudder Kemper Investments, Inc.



                                                                                                  With-           For All
                                                                                  For             hold            Except
3.  The election of Directors.  Nominees                                          / /             /  /             /  /

                 LYNN S. BIRDSONG AND ROBERT J. CALLENDER



To withhold authority to vote "FOR" a particular nominee, mark the "For All
Except" box and strike a line through that nominee's name. Your shares shall be voted for the other nominee.

                                                                                  For            Against          Abstain
                                                                                  / /             /  /              /  /
4.    Ratification of the selection of Price Waterhouse LLP as independent accountants

The proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

Mark box at right if comments or address change have been noted on the reverse
side of this card           /  /


                 RECORD DATE SHARES:

PROXY                                                                      PROXY


                  SCUDDER WORLD INCOME OPPORTUNITIES FUND, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS - October 28, 1997


The undersigned hereby appoints Lynn S. Birdsong and Edmond D. Villani and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of Scudder World Income Opportunities Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scudder World Income Opportunities Fund, Inc. to be held at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154, on Tuesday, October 28, 1997 at 12:45 p.m., eastern time, and at any adjournments thereof.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" EACH NUMBERED ITEM LISTED ON THE REVERSE SIDE.

PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?               DID YOU HAVE ANY COMMENTS?

---------------------------------       ---------------------------------------
---------------------------------       ---------------------------------------
---------------------------------       ---------------------------------------




Please be sure to sign and date this proxy    Date_____________________________


Stockholder sign here____________________Joint-Owner sign here_________________

/  /   PLEASE MARK VOTES
       AS IN THIS EXAMPLE



                                                                                  For            Against          Abstain
1.    The approval of the Agreement and Plan of Reorganization between Scudder    / /             /  /             /  /
      World Income Opportunities Fund, Inc. ("SWIOF") and 3. The election of
      Directors. Nominees The Latin America Dollar Income Fund, Inc. ("LADIF")
      whereby LADIF would acquire substantially all of the assets, and LYNN S.
      BIRDSONG AND ROBERT J. CALLENDER assume substantially all of the liabilities, of SWIOF in exchange for the newly issued shares of LADIF's common stock, and SWIOF would subsequently be dissolved.


                                                                                  For             Against         Abstain
                                                                                  / /              /  /             /  /
2.    The approval of the new investment management agreement between LADIF and
      Scudder Kemper Investments, Inc.

                                                                                                  With-            For All
                                                                                                  hold             Except

3.  The election of Directors.  Nominees                                          / /             /  /              /  /

                 LYNN S. BIRDSONG AND ROBERT J. CALLENDER

To withhold authority to vote "FOR" a particular nominee, mark the "For All
Except" box and strike a line through that nominee's name. Your shares shall be voted for the other nominee.

                                                                                  For             Against           Abstain
                                                                                  / /              /  /               /  /
4.    Ratification of the selection of Price Waterhouse LLP as independent accountants

The proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

Mark box at right if comments or address change have been noted on the reverse
side of this card           /  /


                 RECORD DATE SHARES: